Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Third Quarter 2015 Results

OKLAHOMA CITY (November 4, 2015) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter ended September 30, 2015 and provided an update on its 2015 activities. Key information for the third quarter includes the following:

•	Net production averaged 647.1 MMcfe per day.

•	Estimated October 2015 net production averaged approximately 706.3 MMcfe per day.

•	Realized natural gas price before the impact of derivatives and including transportation costs averaged $2.07 per Mcf, a $0.70 per Mcf differential to NYMEX during the quarter.

•	Realized oil price before the impact of derivatives and including transportation costs averaged $40.53 per barrel, a $5.91 per barrel differential to WTI oil price during the quarter.

•	Realized natural gas liquids price, including transportation costs, averaged $8.07 per barrel, or $0.19 per gallon.

•	Net loss of $388.2 million, or $3.59 per diluted share.

•	Adjusted net loss (as defined below) of $8.7 million, or $0.08 per diluted share.

•	Adjusted EBITDA (as defined below) of $94.3 million.

•	Production results tracking ahead of expectations and weakness in natural gas commodity pricing has resulted in Gulfport temporarily and voluntarily curtailing approximately 100 MMcfe per day of production beginning November 1, 2015 through early 2016.

•	Despite this curtailment, Gulfport reiterates 2015 production guidance of 517 to 541 MMcfe per day.

•	Incremental 120,000 MMBtu per day of firm arrangements secured to provide access to favorable pricing points outside of the Appalachian Basin.

Michael G. Moore, Chief Executive Officer, commented, “While we are certainly proud of our operational performance this quarter, we also acknowledge these are challenging times for the industry. Gulfport has differentiated itself to not only weather these challenges but navigate them opportunistically and ultimately exit in a position of strength. Our core philosophy of maintaining conservative leverage and preserving the strength of our balance sheet has been and will continue to be the driving force of our business and our number one priority.”

“With regard to 2016, Gulfport anticipates providing its 2016 guidance and budgeted activity levels in early 2016. In light of today’s commodity price environment, we currently plan to forego adding a fifth rig in the Utica at the beginning of 2016, idling a completion crew during the first quarter of 2016 and we are directionally moving downward towards the middle of the previously provided bookends of activity next year. As we contemplate levels of activity going forward, I assure you that we will continue to act thoughtfully and in a financially responsible manner.”

Financial Results

For the third quarter of 2015, Gulfport reported a net loss of $388.2 million, or $3.59 per diluted share, on oil and natural gas revenues of $230.4 million. For the third quarter of 2015, EBITDA (as defined below) was $94.6 million and cash flow from operating activities before changes in working capital was $82.8 million. The GAAP net income for the third quarter of 2015 included the following items:

•	Aggregate non-cash unrealized hedge gain of $62.2 million.

•	Aggregate loss of $594.8 million in connection with the impairment of oil and gas properties.

•	Aggregate loss of $58.0 million in connection with the impairment of Gulfport’s equity interest in Grizzly Oil Sands.

•	Aggregate loss of $3.9 million in connection with Gulfport’s equity interests in certain equity investments.

•	Associated adjusted taxable benefit of $1.6 million.

Excluding the effect of these items, Gulfport’s financial results for the third quarter of 2015 were as follows:

•	Adjusted oil and natural gas revenues of $168.2 million.

•	Adjusted net loss of $8.7 million, or $0.08 per diluted share.

•	Adjusted EBITDA (as defined below) was $94.3 million.

Production and Realized Prices

Gulfport’s net daily production for the third quarter of 2015 averaged approximately 647.1 MMcfe per day. For the third quarter of 2015, Gulfport’s net daily production mix was comprised of approximately 81% natural gas, 12% natural gas liquids and 7% oil. Subsequent to the third quarter of 2015, estimated October 2015 net production averaged approximately 706.3 MMcfe per day.

Gulfport’s realized prices for the third quarter of 2015 were $3.72 per Mcf of natural gas, $0.19 per gallon of NGL and $57.02 per barrel of oil, resulting in a total equivalent price of $3.87 per Mcfe. Gulfport’s realized prices for the third quarter of 2015 include an aggregate non-cash unrealized hedge gain of $62.2 million. Before the impact of derivatives, realized prices for the third quarter of 2015, including transportation costs, were $2.07 per Mcf of natural gas, $0.19 per gallon of NGL and $40.53 per barrel of oil, for a total equivalent price of $2.33 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Production Volumes:	2015	2014	2015	2014
Natural gas (MMcf)	48,123.5	16,556.7	107,208.3	33,190.7
Oil (MBbls)	732.1	571.4	2,224.8	2,007.6
NGL (MGal)	49,093.6	23,672.2	142,092.8	51,445.7
Gas equivalent (MMcfe)	59,529.7	23,367.1	140,856.0	52,585.9
Gas equivalent (Mcfe per day)	647,062	253,990	515,956	192,622
Average Realized Prices
(before the impact of derivatives):
Natural gas (per Mcf)	$2.07	$3.65	$2.29	$4.16
Oil (per Bbl)	$40.53	$93.89	$44.08	$97.42
NGL (per Gal)	$0.19	$1.14	$0.31	$1.25
Gas equivalent (per Mcfe)	$2.33	$6.04	$2.75	$7.57
Average Realized Prices:
(including cash-settlement of derivatives and excluding unrealized hedge loss):
Natural gas (per Mcf)	$2.62	$3.66	$2.93	$3.71
Oil (per Bbl)	$44.84	$93.25	$46.14	$95.94
NGL (per Gal)	$0.19	$1.14	$0.31	$1.25
Gas equivalent (per Mcfe)	$2.83	$6.03	$3.26	$7.22
Average Realized Prices:
Natural gas (per Mcf)	$3.72	$5.14	$3.39	$4.19
Oil (per Bbl)	$57.02	$101.84	$50.21	$99.45
NGL (per Gal)	$0.19	$1.14	$0.31	$1.25
Gas equivalent (per Mcfe)	$3.87	$7.29	$3.68	$7.66

Temporary Voluntary Production Curtailment

Strong results from Gulfport’s existing production base and efficiencies realized in its completion activities have resulted in Gulfport’s production trending ahead of expectations. As a result of weakness in natural gas commodity pricing, Gulfport has made the decision to temporarily and voluntarily curtail approximately 100 MMcfe per day of production beginning November 1, 2015 through early 2016. Despite this curtailment, Gulfport reiterates its 2015 production guidance of 517 to 541 MMcfe per day.

As a result of production exceeding expectations during the third quarter of 2015, Gulfport experienced a wider-than-expected basis differential for the quarter. Gulfport’s realized natural gas price before the impact of derivatives and including transportation costs was $2.07 per Mcf, equating to a $0.70 per Mcf basis differential to NYMEX during the quarter. Gulfport expects this basis differential will narrow during the fourth quarter as a result of the previously mentioned temporary voluntary curtailments and due to increased seasonal demand during the winter. Reflecting these factors, Gulfport now expects its natural gas pricing to average in the range of $0.68 to $0.72 per MMBtu below NYMEX during 2015.

Firm Transportation & Commitments Update

Gulfport is committed to securing additional firm arrangements to further support its realizations. Accordingly, Gulfport has entered into an additional 120,000 MMBtu per day of firm arrangements with multiple counterparties beginning in February 2016 to flow out of the Appalachian Basin into the premium Midwest markets, securing additional pricing certainty for incremental volumes in the upcoming year.

Derivatives

Gulfport continues to hedge a significant portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of November 4, 2015.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES—HEDGE POSITION AS OF NOVEMBER 3, 2015

(Unaudited)

	4Q2015	1Q2016	2Q2016	3Q2016	4Q2016
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	296	415	378	355	372
Price ($ per MMBtu)	$3.87	$3.56	$3.45	$3.42	$3.39
Swaption contracts (NYMEX)
Volume (BBtupd)	—	75	95	95	95
Price ($ per MMBtu)	—	$3.25	$3.18	$3.18	$3.18
Basis Swap Contract (Michcon)
Volume (BBtupd)	60	70	40	40	40
Differential ($ per MMBtu)	$0.09	$0.11	$0.02	$0.02	$0.02
Basis Swap Contract (Tetco M2)
Volume (BBtupd)	—	—	—	—	33
Differential ($ per MMBtu)	$—	$—	$—	$—	$(0.59)
Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,500	1,500	1,500	—	—
Price ($ per Bbl)	$63.03	$63.03	$63.03	$—	$—
Swap contracts (WTI)
Volume (Bblpd)	1,000	1,000	1,000	—	—
Price ($ per Bbl)	$61.40	$61.40	$61.40	$—	$—
C3 Propane:
Swap contracts (TET)
Volume (Bblpd)	1,000	1,000	1,000	1,000	1,000
Price ($ per Gal)	$0.48	$0.48	$0.48	$0.48	$0.48

	2015	2016	2017	2018	2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	241	380	162	70	5
Price ($ per MMBtu)	$3.94	$3.46	$3.47	$3.35	$3.37
Swaption contracts (NYMEX)
Volume (BBtupd)	—	90	65	—	—
Price ($ per MMBtu)	$—	$3.19	$3.30	$—	$—
Basis Swap Contract (Michcon)
Volume (BBtupd)	39	47	—	—	—
Differential ($ per MMBtu)	$0.05	$0.05	$—	$—	$—
Basis Swap Contract (Tetco M2)
Volume (BBtupd)	—	8	12	—	—
Differential ($ per MMBtu)	$—	$(0.59)	$(0.59)	$—	$—
Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,132	746	—	—	—
Price ($ per Bbl)	$62.86	$63.03	$—	$—	$—
Swap contracts (WTI)
Volume (Bblpd)	586	497	—	—	—
Price ($ per Bbl)	$61.40	$61.40	$—	$—	$—
C3 Propane:
Swap contracts (TET)
Volume (Bblpd)	252	1,000	—	—	—
Price ($ per Gal)	$0.48	$0.48	$—	$—	$—

2015 Capital Spending

During the third quarter of 2015, Gulfport’s capital expenditures totaled approximately $140 million. Throughout 2015, Gulfport has been focused on driving efficiencies and, as a result, has realized significantly increased productivity on completion activities. To capitalize on these efficiencies, Gulfport accelerated its completion pace ahead of the winter and now expects to complete approximately 10 additional net wells during 2015. While this additional activity will increase Gulfport’s spending by approximately $60 million during 2015, it is expected to be offset by Gulfport’s plans to halt all completion operations during the first quarter of 2016.

Financial Position and Liquidity

As of September 30, 2015, Gulfport had cash on hand of approximately $228.1 million. In addition, during September 2015, Gulfport’s lenders completed their fall redetermination under the Company’s revolving credit facility, and increased Gulfport’s borrowing base from $575 million to $700 million. As of September 30, 2015, Gulfport’s revolving credit facility was undrawn with outstanding letters of credit totaling $177.1 million.

2015 Capital Budget and Guidance

As a result of increased efficiencies, Gulfport has undertaken additional activity in the Utica Shale and currently expects its exploration and production capital expenditures will total approximately $667 million to $677 million in 2015. Additionally, excluding the recently completed Paloma and AEU acquisitions, Gulfport reiterates its expectation to spend approximately $85 million to $95 million on leasehold acquisitions in the Utica Shale during 2015.

Despite voluntary curtailments, Gulfport reiterates its 2015 production guidance and forecasts its 2015 average daily production to be in the range of 517 MMcfe per day to 541 MMcfe per day. In addition, production is forecasted to be 75% to 85% natural gas.

Gulfport currently expects its realized natural gas price, before the effect of hedges and inclusive of the Company’s firm transportation expense, to average in the range of $0.68 to $0.72 per MMBtu below NYMEX settlement prices in 2015. In addition, Gulfport currently forecasts its 2015 realized oil price will be approximately $7.00 per barrel below WTI and its 2015 realized NGL price will be in the range of $0.32 to $0.37 per gallon.

Gulfport continues to realize economies of scale as it develops its Utica Shale assets and, as a result, its per unit operating costs have trended lower.

The table below summarizes the Company’s full-year 2015 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending 12/31/2015
	Low	High
Forecasted Production
Average Daily Gas Equivalent (Mmcfepd)	517	541
% Gas	75%	85%
% Liquids	25%	15%
Forecasted Realizations (before the effects of hedges)
Natural Gas (Differential to NYMEX)—$/MMBtu	$0.68	$0.72
NGL ($ per gallon)	$0.37	$0.32
Oil (Differential to NYMEX WTI) $/Bbl	($7.00)
Projected Cash Operating Costs
Lease Operating Expense—$/Mcfe	$0.38	$0.32
Midstream Processing and Marketing—$/Mcfe	$0.73	$0.71
Production Taxes—$/Mcfe	$0.09	$0.07
General and Administrative—$MM	$46	$48
Depreciation, Depletion and Amortization—$/Mcfe	$1.85	$1.75

	Total
Budgeted Capital Expenditures—In Millions:
Utica—Operated	$514	$517
Utica—Non-Operated	$135	$140
Southern Louisiana	$18	$20

Total Budgeted E&P Capital Expenditures	$667	$677
Budgeted Leasehold Expenditures—In Millions:	$85	$95
Net Wells Drilled
Utica—Operated	39	41
Utica—Non-Operated	4	6

Total	43	47
Net Wells Completed
Utica—Operated	52	54
Utica—Non-Operated	7	9

Total	59	63

Operational Results

Utica Shale Activities Update

In the Utica Shale, Gulfport spud 15 gross (12.6 net) wells and turned-to-sales 16 gross (15.4 net) wells during the third quarter of 2015. During the third quarter, net production from Gulfport’s Utica acreage averaged approximately 624.5 MMcfe per day. Due to increased efficiencies and further reductions in service costs, Gulfport has realized a 5% to 8% decrease in total expected well costs relative to the estimates provided in August 2015. At present, Gulfport has four operated horizontal rigs drilling in the play.

Southern Louisiana Activities Update

At its West Cote Blanche Bay and Hackberry fields, during the third quarter of 2015 Gulfport performed 25 recompletions. During the third quarter, net production at these fields totaled approximately 3,559 barrels of oil equivalent per day.

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Thursday, November 5, 2015 at 8:00 a.m. CST to discuss its third quarter of 2015 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. The passcode for the call is 13622396. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located in the Utica Shale of Eastern Ohio and along the Louisiana Gulf Coast. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less unrealized gain/loss from hedges, loss from impairment of Grizzly equity investment and gain/loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net loss is a non-GAAP financial measure equal to pre-tax net income less unrealized gain/loss from hedges, loss from impairment of oil and gas properties, impairment of Grizzly equity investment and gain/loss from equity investments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net loss and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net loss and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net loss and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul Heerwagen – Vice President, Corporate Development

pheerwagen@gulfportenergy.com

405-242-4888

Jessica Wills – Manager, Investor Relations and Research

jwills@gulfportenergy.com

405-242-4421

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands, expect share data)		(In thousands, expect share data)
Revenues:
Gas sales	$179,215	$85,168	$363,656	$139,039
Oil and condensate sales	41,747	58,196	111,712	199,651
Natural gas liquids sales	9,431	27,021	43,396	64,054
Other income	176	419	392	825

	230,569	170,804	519,156	403,569

Costs and expenses:
Lease operating expenses	17,568	11,883	51,411	36,192
Production taxes	3,593	5,213	11,163	18,771
Midstream gathering and processing	42,166	18,714	100,451	37,263
Depreciation, depletion and amortization	90,329	72,409	251,393	185,280
Impairment of oil and gas properties	594,776	—	594,776	—
General and administrative	11,001	8,939	31,315	28,832
Accretion expense	212	192	594	569
Gain on sale of assets	—	—	—	(11)

	759,645	117,350	1,041,103	306,896

(LOSS) INCOME FROM OPERATIONS:	(529,076)	53,454	(521,947)	96,673

OTHER (INCOME) EXPENSE:
Interest expense	14,124	5,706	34,906	11,993
Interest income	(279)	(25)	(536)	(167)
Litigation settlement	—	1,500	—	25,500
Loss (income) from equity method investments	61,891	34,477	57,036	(163,567)

	75,736	41,658	91,406	(126,241)

(LOSS) INCOME BEFORE INCOME TAXES	(604,812)	11,796	(613,353)	222,914
INCOME TAX (BENEFIT) EXPENSE	(216,603)	4,876	(219,338)	85,584

NET (LOSS) INCOME	$(388,209)	$6,920	$(394,015)	$137,330

NET (LOSS) INCOME PER COMMON SHARE:
Basic net (loss) income per share	$(3.59)	$0.08	$(4.06)	$1.61

Diluted net (loss) income per share	$(3.59)	$0.08	$(4.06)	$1.60

Basic weighted average shares outstanding	108,217,062	85,506,095	96,935,897	85,405,630
Diluted weighted average shares outstanding	108,217,062	85,907,307	96,935,897	85,790,433

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2015	2014
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$228,111	$142,340
Accounts receivable—oil and gas	66,271	103,858
Accounts receivable—related parties	149	46
Prepaid expenses and other current assets	16,156	3,714
Short-term derivative instruments	116,100	78,391

Total current assets	426,787	328,349

Property and equipment:
Oil and natural gas properties, full-cost accounting, $2,018,803 and $1,465,538 excluded from amortization in 2015 and 2014, respectively	5,258,762	3,923,154
Other property and equipment	27,670	18,344
Accumulated depletion, depreciation, amortization and impairment	(1,896,413)	(1,050,879)

Property and equipment, net	3,390,019	2,890,619

Other assets:
Equity investments	295,103	369,581
Derivative instruments	51,171	24,448
Deferred tax assets	27,368	—
Other assets	24,982	19,396

Total other assets	398,624	413,425

Total assets	$4,215,430	$3,632,393

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$312,116	$371,410
Asset retirement obligation—current	75	75
Short-term derivative instruments	2,351	—
Deferred tax liability	38,734	27,070
Current maturities of long-term debt	1,695	168

Total current liabilities	354,971	398,723

Long-term derivative instruments	3,208	—
Asset retirement obligation—long-term	23,073	17,863
Deferred tax liability	—	203,195
Long-term debt, net of current maturities	963,048	716,316

Total liabilities	1,344,300	1,336,097

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock—$.01 par value, 200,000,000 authorized, 108,241,831 issued and outstanding in 2015 and 85,655,438 in 2014	1,082	856
Paid-in capital	2,820,500	1,828,602
Accumulated other comprehensive loss	(49,950)	(26,675)
Retained earnings	99,498	493,513

Total stockholders’ equity	2,871,130	2,296,296

Total liabilities and stockholders’ equity	$4,215,430	$3,632,393

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Net (loss) income	$(388,209)	$6,920	$(394,015)	$137,330
Interest expense	14,124	5,706	34,906	11,993
Income tax (benefit) expense	(216,603)	4,876	(219,338)	85,584
Accretion expense	212	192	594	569
Depreciation, depletion and amortization	90,329	72,409	251,393	185,280
Impairment of oil and gas properties	594,776	—	594,776	—

EBITDA	$94,629	$90,103	$268,316	$420,756

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
Cash provided by operating activity	$96,217	$84,390	$235,091	$285,899
Adjustments:
Changes in operating assets and liabilities	(13,385)	(13,962)	10,518	(17,718)

Operating Cash Flow	$82,832	$70,428	$245,609	$268,181

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

Three Months Ended
September 30, 2015
(In thousands, except share data)
EBITDA	$94,629
Adjustments:
Unrealized gain from hedges	(62,182)
Impairment of Grizzly equity investment	58,011
Loss from equity method investments	3,880

Adjusted EBITDA	$94,338

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET LOSS

(Unaudited)

Three Months Ended
September 30, 2015
(In thousands, except share data)
Pre-tax net loss excluding adjustments	$(604,812)
Adjustments:
Unrealized gain from hedges	(62,182)
Impairment of oil and gas properties	594,776
Impairment of Grizzly equity investment	58,011
Loss from equity method investments	3,880

Pre-tax net income excluding adjustments	$(10,327)

Tax benefit excluding adjustments	(1,633)
Adjusted net loss	$(8,694)

Adjusted net loss per common share:
Basic	$(0.08)

Diluted	$(0.08)

Basic weighted average shares outstanding	108,217,062
Diluted weighted average shares outstanding	108,217,062